Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-107537 pertaining to the Orthofix International N.V. Staff Share Option Plan and Orthofix Inc. Employee Stock Purchase Plan,

(2)	Form S-8 Nos. 333-5932 and 333-68700 pertaining to the Orthofix International N.V. Staff Share Option Plan,

(3)	Form S-8 Nos. 33-96172 and 33-50900 pertaining to the Orthofix International N.V. Staff Share Option Plan and Orthofix International N.V. Executive Share Option Plan,

(4)	Form S-8 No. 333-136288 pertaining to the Stock Options Granted Pursuant to Performance Accelerated Stock Options Agreements with Certain Officers,

(5)	Form S-8 No. 333-145661 pertaining to the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan,

(6)	Form S-8 No. 333-123353 pertaining to the Orthofix International N.V. 2004 Long-Term Incentive Plan,

(7)	Form S-8 No. 333-153389 pertaining to the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan and the Orthofix International N.V. Amended and Restated Stock Purchase Plan,

(8)	Form S-8 No. 333-155358 pertaining to the Stock Options Granted Pursuant to Inducement Grant Nonqualified Stock Option Agreement between Orthofix International N.V. and Robert S. Vaters,

(9)	Form S-8 No. 333-166509 pertaining to the Stock Options Granted Pursuant to Inducement Grant Nonqualified Stock Option Agreement between Orthofix International N.V. and Kevin L. Unger dated August 17, 2009, and

(10)	Form S-8 No. 333-166510 pertaining to the Orthofix International N.V. Amended and Restated Stock Purchase Plan;

of our reports dated March 3, 2011, with respect to the consolidated financial statements and financial statement schedules of Orthofix International N.V. and the effectiveness of internal control over financial reporting of Orthofix International N.V. included in this Annual Report (Form 10-K) of Orthofix International N.V. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 3, 2011